EXHIBIT 99.1

GoPro Announces Second Quarter 2016 Results
Sell-Thru Outpaced Sell-in by Over 50% for The Second Consecutive Quarter
HERO4 Silver Best-Selling Digital Imaging Camera in U.S. for 7th Consecutive Quarter
HERO5 and Karma to Launch Ahead of Holiday Season
Maintains Full-Year Revenue Guidance of $1.35 Billion to $1.5 Billion

SAN MATEO, Calif., July 27, 2016 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its second quarter ended June 30, 2016.
“GoPro is well-positioned for the second half of the year. We now have a simple product line, a clean retail channel and clear indications of strong consumer demand.” said GoPro Founder and CEO, Nicholas Woodman. “HERO5 and Karma will contribute to the largest introduction of products in our history, all in time for what we believe will be GoPro’s most exciting fourth quarter, ever -- a quarter where we expect to return to profitability.”

Recent GoPro Highlights Include

•
Since the May rebranding of Quik and Splice, these mobile apps have doubled their combined monthly active users to 3.7 million and have doubled the amount of shared content each month. Combined, these apps have 37 million cumulative downloads.

•
The GoPro Mobile App was downloaded 2.6 million times in the second quarter, totaling over 30 million cumulative downloads; Q2 installs of GoPro Studio was 1.5 million, totaling over 17.7 million cumulative installs, with average daily video exports up 15.3% year-over-year to over 43,500.

•
According to The NPD Group’s Retail Tracking Service, GoPro accounted for 6 of the top 10 products, including the top 3 spots, on a unit basis in the digital camera/camcorder category in the U.S. in the second quarter. HERO4 Silver remains the best-selling digital image camera on a unit and dollar basis for the seventh consecutive quarter. By our estimate, Session continues to be the #2 best-selling camera on a unit basis.

•	According to NPD, GoPro’s second quarter combined digital camera/camcorder unit share increased 110 basis points year-over-year to 21.3% in the U.S.

•
According to GfK, GoPro’s second quarter digital imaging unit share in Europe increased 110 basis points year-over-year to 9.4%. GoPro accounted for 4 of the top 5 camcorders in Europe on a unit basis.

•
Revenue was up 20% to $221 million sequentially, driven by an 8% increase in units shipped to 759,000 and an 11% increase in average selling price. On a year-over-year basis, average selling price increased 14%.

•	Unit sell-thru was up approximately 10% sequentially and was more than 50% higher than sell-in for the second quarter in a row, resulting in an estimated 35% sequential reduction in channel inventory.

•	Inventory declined $50 million, or 36%, from the first quarter to $90 million, our lowest inventory level since the second quarter of 2014.

•
GoPro announced an exclusive partnership with Reliance Digital, India's largest Consumer Electronics retailer, that will put GoPro's cameras, mounts and accessories, on the shelves of up to 1,800 Reliance Digital across India.

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GoPro is an official partner of MotoGP, a global race series with a TV audience of 280 million homes and a social following of 15 million.  GoPro now sponsors nine-time world-champion MotoGP racer, Valentino Rossi.

•
GoPro has signed content partnerships to create episodic content with some of the world’s most recognized brands including Ford, Wimbledon, and Real Madrid. The first series, produced with Ford Motor Company titled “Unstoppable Life,” profiles GoPro athletes who demonstrate the perseverance and determination on their respective life journeys.

•
GoPro’s professional VR camera Odyssey, designed for Google’s Jump platform, is being used to capture the Democratic and Republican National Conventions. News organizations including Bloomberg, TIME, The Washington Post, are using Odyssey to shoot the conventions in 360-degree, stereoscopic video.

•	Launched GoPro Care to U.S. consumers, a fee-based service offering a range of support options, including extended warranty and accidental damage coverage.

•
Lauren Zalaznick was appointed to GoPro's Board of Directors. A 12-year executive at NBCUniversal, Ms. Zalaznick has devoted her career to transforming the cultural landscape in media, and has been named one of Time's 100 Most Influential People and Fortune's 50 Most Powerful Women.

•
GoPro entered into a multi-year, global agreement with Red Bull that includes content production, distribution, and cross-promotion through which GoPro will become Red Bull's exclusive provider of point-of-view imaging technology. Content will be distributed across both Red Bull and GoPro's digital distribution networks, including The GoPro Channel, Red Bull TV, RedBull.com and in the Red Bull Content Pool, Red Bull's media service platform.

	Three Months Ended June 30,
($ in thousands, except per share amounts)	2016	2015	% Change

Revenue	$220,755	$419,919	(47.4)%
Gross margin
GAAP	42.1%	46.3%	(420) bps
Non-GAAP	42.4%	46.4%	(400) bps
Operating income (loss)
GAAP	$(109,377)	$46,138	(337.1)%
Non-GAAP	$(89,298)	$65,845	(235.6)%
Net income (loss)
GAAP	$(91,767)	$35,031	(362.0)%
Non-GAAP	$(72,595)	$50,715	(243.1)%
Diluted net income (loss) per share
GAAP	$(0.66)	$0.24	(375.0)%
Non-GAAP	$(0.52)	$0.35	(248.6)%
Adjusted EBITDA	$(76,757)	$75,349	(201.9)%

Business Outlook
GoPro is providing the following guidance:
•Revenue between $1.35 billion and $1.5 billion for 2016
•GAAP and non-GAAP gross margin of 40% +/- 1% for the second half of 2016
•GAAP and non-GAAP net income profitable for the fourth quarter of 2016
Upcoming Events
Management will participate in an investor conference on August 9, 2016. GoPro will furnish a link to the webcast of this event on its investor relations website, http://investor.gopro.com.
Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 208-1361 or (913) 312-0949, access code 4241073, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro, Inc. is transforming the way people visually capture and share their lives. What began as an idea to help athletes self-document themselves engaged in their sport, GoPro has become a standard for how people capture themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro enables the world to capture and share its passion in the form of immersive and engaging content.
GoPro, HERO, Karma, and their respective logos are trademarks or registered trademarks of GoPro Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro’s The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs and the tax impact of these items. Additionally, GoPro reports non-GAAP adjusted EBITDA. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release. GoPro also provides future estimated ranges of revenue and gross margin on a GAAP and non-GAAP basis.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events, including but not limited to, those regarding our business outlook for the second half of the year and full year of 2016. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our dependence on sales of our cameras and accessories for substantially all of our revenue and the effect of a fall in sales during the holiday season; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, that we may fail to manage our growth, and profitability in past periods might not be indicative of future performance; any inability to successfully manage frequent product introductions and transitions or to anticipate consumer preferences and successfully develop desirable products; the risks associated with our expected entrance into the consumer drone market; the effects of the highly competitive market in which we operate; the risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Revenue	$220,755	$419,919	$404,291	$783,028
Cost of revenue	127,753	225,579	251,575	424,955
Gross profit	93,002	194,340	152,716	358,073

Operating expenses:
Research and development	93,049	58,453	170,028	107,890
Sales and marketing	84,888	63,494	164,337	119,863
General and administrative	24,442	26,255	49,163	61,914
Total operating expenses	202,379	148,202	383,528	289,667
Operating income (loss)	(109,377)	46,138	(230,812)	68,406
Other income (expense), net	660	122	353	(2,122)
Income (loss) before income taxes	(108,717)	46,260	(230,459)	66,284
Income tax expense (benefit)	(16,950)	11,229	(31,233)	14,501
Net income (loss)	$(91,767)	$35,031	$(199,226)	$51,783

Net income (loss) per share:
Basic	$(0.66)	$0.26	$(1.44)	$0.39
Diluted	$(0.66)	$0.24	$(1.44)	$0.35

Weighted-average shares used to compute net income (loss) per share:
Basic	138,942	133,150	138,243	132,716
Diluted	138,942	146,781	138,243	147,720

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$163,512	$279,672
Marketable securities	115,688	194,386
Accounts receivable, net	65,016	145,692
Inventory	89,889	188,232
Prepaid expenses and other current assets	38,057	25,261
Total current assets	472,162	833,243
Property and equipment, net	66,525	70,050
Intangible assets, net and goodwill	192,532	88,122
Other long-term assets	133,161	111,561
Total assets	$864,380	$1,102,976

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$63,642	$89,989
Accrued liabilities	151,102	192,446
Deferred revenue	11,605	12,742
Total current liabilities	226,349	295,177
Long-term liabilities	40,641	35,766
Total liabilities	266,990	330,943

Stockholders’ equity:
Common stock and additional paid-in capital	687,894	663,311
Treasury stock, at cost	(35,613)	(35,613)
Retained earnings (accumulated deficit)	(54,891)	144,335
Total stockholders’ equity	597,390	772,033
Total liabilities and stockholders’ equity	$864,380	$1,102,976

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating activities:
Net income (loss)	$(91,767)	$35,031	$(199,226)	$51,783
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,482	6,422	17,804	11,791
Stock-based compensation	17,404	18,189	33,135	44,690
Excess tax benefit from stock-based compensation	(227)	(22,072)	(917)	(28,139)
Deferred income taxes	(3,166)	(5,066)	(13,494)	(6,656)
Other	397	127	1,162	2,956
Net changes in operating assets and liabilities	22,417	33,243	82,811	55,716
Net cash provided by (used in) operating activities	(45,460)	65,874	(78,725)	132,141

Investing activities:
Purchases of property and equipment, net	(3,973)	(16,062)	(12,192)	(21,269)
Purchases of marketable securities	—	(32,958)	—	(112,326)
Maturities and sales of marketable securities	23,864	21,943	78,093	34,446
Acquisitions, net of cash acquired	(59,313)	(52,606)	(104,353)	(57,706)
Net cash used in investing activities	(39,422)	(79,683)	(38,452)	(156,855)

Financing activities:
Proceeds from issuance of common stock, net	302	6,135	4,405	17,139
Excess tax benefit from stock-based compensation	227	22,072	917	28,139
Payment of deferred acquisition-related consideration	(594)	—	(950)	—
Payment of credit facility issuance costs	(136)	—	(3,221)	—
Payment of deferred public offering costs	—	—	—	(903)
Net cash provided by (used in) financing activities	(201)	28,207	1,151	44,375
Effect of exchange rate changes on cash and cash equivalents	(122)	468	(134)	(1,559)
Net increase (decrease) in cash and cash equivalents	(85,205)	14,866	(116,160)	18,102
Cash and cash equivalents at beginning of period	248,717	323,165	279,672	319,929
Cash and cash equivalents at end of period	$163,512	$338,031	$163,512	$338,031

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

GAAP net income (loss)	$(91,767)	$35,031	$(199,226)	$51,783
Stock-based compensation:
Cost of revenue	412	350	769	633
Research and development	7,086	3,710	13,096	7,245
Sales and marketing	3,679	2,932	6,883	5,998
General and administrative	6,227	11,197	12,387	30,814
Total stock-based compensation	17,404	18,189	33,135	44,690

Acquisition-related costs:
Cost of revenue	222	295	444	517
Research and development	2,218	612	3,503	699
Sales and marketing	—	33	22	66
General and administrative	235	578	1,104	578
Total acquisition-related costs	2,675	1,518	5,073	1,860

Restructuring costs:
Cost of revenue	—	—	364	—
Research and development	—	—	2,655	—
Sales and marketing	—	—	2,678	—
General and administrative	—	—	811	—
Total restructuring costs	—	—	6,508	—

Income tax adjustments	(907)	(4,023)	(4,825)	(11,999)
Non-GAAP net income (loss)	$(72,595)	$50,715	$(159,335)	$86,334

Non-GAAP diluted net income (loss) per share	$(0.52)	$0.35	$(1.15)	$0.58

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin and non-GAAP diluted earnings per share. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
  The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because they are not related to our core operating performance, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs recorded in connection with our global workforce reduction in January 2016. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments relate to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income (loss). We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Additionally, adjusted EBITDA excludes the amortization of point-of-purchase (POP) display assets because it is a non-cash charge, and similar to depreciation of property and equipment and amortization of acquired intangible assets.

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended		Six months ended
(dollars in thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP gross profit	$93,002	$194,340	$152,716	$358,073
Stock-based compensation	412	350	769	633
Acquisition-related costs	222	295	444	517
Restructuring costs	—	—	364	—
Non-GAAP gross profit	$93,636	$194,985	$154,293	$359,223

GAAP gross profit as a % of revenue	42.1%	46.3%	37.8%	45.7%
Stock-based compensation	0.2	0.1	0.2	0.1
Acquisition-related costs	0.1	—	0.1	0.1
Restructuring costs	—	—	0.1	—
Non-GAAP gross profit as a % of revenue	42.4%	46.4%	38.2%	45.9%

GAAP operating expenses	$202,379	$148,202	$383,528	$289,667
Stock-based compensation	(16,992)	(17,839)	(32,366)	(44,057)
Acquisition-related costs	(2,453)	(1,223)	(4,629)	(1,343)
Restructuring costs	—	—	(6,144)	—
Non-GAAP operating expenses	$182,934	$129,140	$340,389	$244,267

GAAP operating income (loss)	$(109,377)	$46,138	$(230,812)	$68,406
Stock-based compensation	17,404	18,189	33,135	44,690
Acquisition-related costs	2,675	1,518	5,073	1,860
Restructuring costs	—	—	6,508	—
Non-GAAP operating income (loss)	$(89,298)	$65,845	$(186,096)	$114,956

	Three months ended		Six months ended
(in thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP net income (loss)	$(91,767)	$35,031	$(199,226)	$51,783
Income tax expense (benefit)	(16,950)	11,229	(31,233)	14,501
Interest (income) expense, net	117	155	(217)	220
Depreciation and amortization	9,482	6,422	17,805	11,791
POP display amortization	4,957	4,323	9,700	8,871
Stock-based compensation	17,404	18,189	33,135	44,690
Restructuring costs	—	—	6,508	—
Adjusted EBITDA	$(76,757)	$75,349	$(163,528)	$131,856

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Investor Contact
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997